Exhibit 99.1
                            STOCK OPTION AGREEMENT

         STOCK OPTION AGREEMENT (this "Agreement"), dated June 15, 2001, between Galileo International, Inc., a Delaware corporation (the "Company"), and Cendant Corporation, a Delaware corporation ("Cendant").

                                   RECITALS

         WHEREAS, the Company, Cendant and Galaxy Acquisition Corp., a Delaware corporation and a wholly-owned subsidiary of Cendant ("Merger Sub"), are entering into an Agreement and Plan of Merger dated as of the date hereof (the "Merger Agreement"), which provides, among other things, that, upon the terms and subject to the conditions contained therein, Merger Sub shall be merged (the "Merger") with and into the Company; and

         WHEREAS, the Company has agreed, in order to induce Cendant to enter into the Merger Agreement, to grant the Option (as hereinafter defined) to Cendant upon the terms and subject to the conditions set forth herein; and

         WHEREAS, simultaneously with the execution and delivery of this Agreement, and as a condition to Cendant's willingness to enter into this Agreement, Cendant and United Air Lines, Inc., a Delaware corporation ("UAL") and Covia, LLC a Delaware limited liability company ("Covia" and, together with UAL, "United") are entering into a transaction support agreement (the "Transaction Support Agreement") pursuant to which Covia has agreed, among other things, to grant Cendant a proxy to vote its shares of Company Common Stock (as hereinafter defined) in favor of the Merger, upon the terms and subject to the conditions set forth therein;

         WHEREAS, capitalized terms used herein and not otherwise defined herein shall have the respective meanings ascribed to them in the Merger Agreement.

         NOW, THEREFORE, in consideration of the premises and the representations, warranties, mutual covenants and agreements set forth herein and in the Merger Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:

1. Grant of Option. The Company hereby grants to Cendant an irrevocable option (the "Option") to purchase, subject to the terms and conditions set forth herein, up to 17,041,071 shares (subject to adjustment as set forth herein, the "Company Shares") of common stock, par value $0.01 per share, of the Company (the "Company
         Common Stock"), together with the preferred stock purchase rights (the "Rights") associated with such shares issued pursuant to the Rights Agreement, dated as of February 22, 2001, between the Company and LaSalle National Bank Association, as Rights Agent (the "Rights Agreement"), in the manner set forth below at a price per share of $33.00 (subject to adjustment as set forth herein, the "Exercise Price"); provided, however, that in no event shall the number of shares of Company Common Stock for which the Option is exercisable exceed 19.5% of the Company's issued and outstanding shares of Company Common Stock. References herein to the Company Shares shall also be deemed to included the associated Rights.

2.       Exercise of Option.

(a) The Option may be exercised by Cendant, in whole or in part, at any time or from time to time after the Merger Agreement becomes terminable by Cendant under circumstances which could entitle Cendant to the Fee under Section 7.6(a) of the Merger Agreement (regardless of whether the Merger Agreement is actually terminated), any such event being referred to herein as a "Trigger Event"; provided, however, that the Trigger Event shall not have occurred and the Option shall not be exercisable unless and until the Transaction Support Agreement shall have been terminated in accordance with its terms. In the event Cendant wishes to exercise the Option, Cendant shall deliver to the Company a written notice (an "Exercise Notice") specifying the total number of Company Shares it wishes to purchase and a date and time for the closing of such purchase (a "Closing"), which date shall not be less than two nor more than three days after the later of (a) the date such Exercise Notice is given and (b) the expiration or termination of any applicable waiting period under the HSR Act and the making of all required filings and receipt of all required approvals under foreign competition laws. The Option shall terminate upon the earliest of:
         (i) the Effective Time; (ii) the termination of the Merger Agreement pursuant to Article VII thereof (other than a termination following the occurrence of a Trigger Event); and (iii) 5:00 p.m., New York City time, on the date that is the one-year anniversary of the termination of the Merger Agreement following the occurrence of a Trigger Event, or if, at the expiration of such one-year period, the Option cannot be exercised by reason of any applicable judgment, decree, order, law or regulation, ten Business Days after such impediment to exercise shall have been removed or shall have become final and not subject to appeal.

(b) If Cendant proposes to exercise the Option following the record date of the Stockholders Meeting, the Company, at Cendant's request given no later than five days prior to the Stockholders Meeting, shall take all actions necessary to fix a new record date and to hold the Stockholders Meeting at such time that provides Cendant the opportunity to vote the Company Shares at the Stockholders Meeting; provided, however, that the Company's Board of Directors shall not be required to take such action in the event that the Company's Board of Directors determines, in good faith (with due regard for the intention of the parties hereto that, upon exercise of the Option, Cendant be able to vote the Company Shares at the Stockholders Meeting) and after consideration of advice it shall have obtained from outside counsel, that taking such action would create a substantial probability of violating the Company's Board of Directors' fiduciary duties to the Company's Stockholders under applicable law.


3. Conditions to Closing. The obligation of the Company to issue the Company Shares to Cendant hereunder is subject to the conditions that (a) all waiting periods, if any, under the HSR Act applicable to the issuance of the Company Shares hereunder shall have expired or shall have been terminated and all required filings shall have been made and all required approvals shall have been obtained under foreign competition laws and (b) no statute, rule or regulation shall be in effect, and no order, decree or injunction entered by any court of competent jurisdiction or governmental entity in the United States shall be in effect, that prohibits or restrains the exercise of the Option pursuant to the terms of this Agreement.


4. Closing. At any Closing, (a) upon receipt of the payment provided for by this Section 4, the Company shall deliver to Cendant a single certificate in definitive form representing the number of Company Shares designated by Cendant in its Exercise Notice, such certificate to be registered in the name of Cendant (or its designee) and to bear the legend set forth in Section 12 of this Agreement, and (b) Cendant shall deliver to the Company the aggregate price for the Company Shares so designated in an amount equal to the product obtained by multiplying the Exercise Price by the number of Company Shares to be purchased by wire transfer of immediately available funds payable to the Company pursuant to the Company's instructions. At any Closing at which Cendant is exercising the Option in part, Cendant shall present and surrender this Agreement to the Company in exchange for the delivery to Cendant by the Company of a duly executed new agreement with the same terms as this Agreement evidencing the right to purchase the balance of the Company Shares.


5. Representations and Warranties of the Company. The Company represents and warrants to Cendant that:

         (a) the Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware and has the corporate power and authority to enter into this Agreement and to perform its obligations hereunder;

         (b) the execution and delivery of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of the Company and no other corporate proceedings on the part of the Company are necessary to authorize this Agreement or any of the transactions contemplated hereby;

         (c) this Agreement has been duly executed and delivered by the Company and, assuming this Agreement constitutes a valid and binding obligation of Cendant, constitutes a valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally, the availability of injunctive relief and other equitable remedies, and limitations imposed by law on indemnification for liability under securities laws;

         (d) the Company has taken all necessary corporate action to authorize and reserve for issuance and to permit it to issue, upon exercise of the Option, and at all times from the date hereof through the expiration of the Option shall have reserved, 17,041,071 unissued Company Shares and such other shares of the Company Common Stock or other securities which may be issued pursuant to Section 10 of this Agreement, all of which, upon their issuance, payment and delivery in accordance with the terms of this Agreement, shall be duly authorized, validly issued, fully paid and nonassessable, and free and clear of all claims, liens, charges, encumbrances and security interests of any nature whatsoever (other than those (i) created by or through Cendant, or any of its affiliates, (ii) which arise under this Agreement, or (iii) which arise under the Securities Act of 1933, as amended (the "Securities Act"), or any applicable state securities laws); upon such issuance, payment and delivery, Cendant shall have full and unrestricted power to vote such Company Shares; and the 17,041,071 Company Shares represent 19.5% of the issued and outstanding shares of Company Common Stock on the date hereof;

         (e) the execution and delivery of this Agreement by the Company does not, and the performance of this Agreement by the Company shall not, conflict with, or result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or the loss of a material benefit under, or the creation of a lien, pledge, security interest or other encumbrance on assets pursuant to (any such conflict, violation, default, right of termination, cancellation or acceleration, loss or creation, a "Violation"), (i) any provision of the Certificate of Incorporation or By-laws of the Company, (ii) any provisions of any loan or credit agreement, note, mortgage, indenture, lease or other material contract, agreement, obligation, instrument, permit, concession, franchise, license of or applicable to the Company (other than (A) restrictions contained in the Company's debt, loan and credit agreements applicable to
Section 7 of this Agreement and (B) restrictions contained in the Registration Rights Agreement, dated as of July 30, 1997, among the Company, Covia, USAM Corp., RESNET Holdings, Inc., Distribution Systems, Inc., Roscor A.G., Travel Industry Systems B.V., Retford Limited, Racom Teledata S.p.a., Travidata, Inc., Olynet, Inc. and Coporga, Inc. (the "Existing Registration Rights Agreement") applicable to Section 9 of this Agreement), or (iii) any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to the Company or its properties or assets (other than, with respect to Section 9 of this Agreement, compliance with the Securities Act and applicable state securities laws), except for such Violations, in the case of each of clauses (ii) and (iii), (1) set forth on Schedule 3.6 of the Company Disclosure Letter delivered pursuant to the Merger Agreement or (2) that, individually or in the aggregate, has not had and would not reasonably be expected to have a material adverse effect on the Company's ability to consummate the transactions contemplated by this Agreement;

         (f) the execution and delivery of this Agreement by the Company does not, and the performance of this Agreement by the Company shall not, (i) result in a "Triggering Event" under the Rights Agreement; or (ii) render
Section 203 of the General Corporation Law of the State of Delaware (the "DGCL") applicable to this Agreement or the transactions contemplated hereby; and

         (g) except as described in this Agreement or in Section 3.6 of the Merger Agreement and other than the HSR Act and applicable Regulatory Laws and, with respect to Section 9 hereof, compliance with the provisions of the Securities Act and any applicable state securities laws, the execution and delivery of this Agreement by the Company does not, and the performance of this Agreement by the Company shall not, require any consent, approval, authorization or permit of, or filing with or notification to, any Governmental Entity.

6. Representations and Warranties of Cendant. Cendant represents and warrants to the Company that:

         (a) Cendant is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and has the corporate power and authority to enter into this Agreement and to perform its obligations hereunder;

         (b) the execution and delivery of this Agreement by Cendant and the consummation by Cendant of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Cendant and no other corporate proceedings on the part of Cendant are necessary to authorize this Agreement or any of the transactions contemplated hereby;

         (c) this Agreement has been duly executed and delivered by Cendant and, assuming this Agreement constitutes a valid and binding obligation of the Company, constitutes a valid and binding obligation of Cendant enforceable against Cendant in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and the availability of injunctive relief and other equitable remedies and limitations imposed by law on indemnification for liability under applicable securities laws;

         (d) the execution and delivery of this Agreement by Cendant does not, and the performance of this Agreement by Cendant shall not, result in any Violation pursuant to (i) any provision of the Certificate of Incorporation or By-laws of Cendant, (ii) any provisions of any loan or credit agreement, note, mortgage, indenture, lease, or other material contract, agreement, obligation, instrument, permit, concession, franchise, license of or applicable to Cendant or (iii) any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Cendant or its properties or assets (other than, with respect to Section 9 of this Agreement, compliance with the Securities Act and applicable state securities laws), except for such Violations, in the case of each of clauses (ii) and
(iii), that, individually or in the aggregate, has not has and would not reasonably be expected to have a material adverse effect on Cendant's ability to consummate the transactions contemplated by this Agreement;

         (e) except as described in this Agreement or in Section 4.5 of the Merger Agreement, and other than the HSR Act and applicable Regulatory Laws and, with respect to Section 9 hereof, compliance with the provisions of the Securities Act and any applicable state securities laws, the execution and delivery of this Agreement by Cendant does not, and the performance of this Agreement by Cendant shall not, require any consent, approval, authorization or permit of, or filing with or notification to, any Governmental Entity; and

         (f) any Company Shares acquired upon exercise of the Option shall not be, and the Option is not being, acquired by Cendant with a view to public distribution or resale in any manner which would be in violation of federal or state securities laws.

7.       Put Right.

(a) Exercise of Put. At any time during which the Option is exercisable pursuant to Section 2 or would be exercisable but for the circumstances referred to in Section 3 (the "Repurchase Period"), upon demand by Cendant, Cendant shall have the right to sell to the Company (or any successor entity thereof), and the Company (or such successor entity) shall be obligated to repurchase from Cendant (the "Put"):


                  (i) all or any portion of the Option, at a price equal to the product obtained by multiplying (A) the difference between (1) the Market/Offer Price (as defined below) for shares of Company Common Stock as of the date (the "Notice Date") the notice of exercise of the Put is given to the Company and (2) the Exercise Price, by (B) the number of Company Shares purchasable pursuant to the Option (or portion thereof with respect to which Cendant is exercising the Put); or

                  (ii) all or any portion of the Company Shares purchased by Cendant upon exercise of the Option pursuant hereto, at a price equal to the product obtained by multiplying (A) the higher of (1) the Exercise Price paid by Cendant for the Company Shares acquired pursuant to the Option and (2) the Market/Offer Price by (B) the number of Company Shares with respect to which Cendant is exercising the Put.

As used herein, "Market/Offer Price" shall mean the higher of (x) the highest price per share offered as of the Notice Date pursuant to any tender or exchange offer or proposed pursuant to any other Third-Party Acquisition proposal which was commenced or proposed prior to the Notice Date and not terminated or withdrawn as of the Notice Date and (y) the average of the closing sales prices of the Company Common Stock reported on the NYSE Composite Tape for the 5 consecutive Trading Days ending on (and including) the Trading Day immediately preceding the Notice Date. In determining the Market/Offer Price, the value of consideration other than cash or stock as provided above shall be determined by a nationally recognized investment banking firm selected by Cendant and reasonably acceptable to the Company.


         (b) Payment and Redelivery of Option or Shares. In the event Cendant exercises the Put pursuant to this Section 7, the Company shall, within three Business Days of the Notice Date, pay the required amount to Cendant in cash by wire transfer of immediately available funds to an account specified by Cendant two Business Days prior to the date that payment is due and Cendant shall surrender to the Company the Option and/or the certificates evidencing the Company Shares with respect to which Cendant is exercising the Put, and Cendant shall warrant that it owns such Company Shares and that such Company Shares are then free and clear of all liens, claims, charges and encumbrances of any kind or nature whatsoever. Upon any exercise by Cendant of the Put with respect to less than all of the Option, Cendant shall present and surrender this Agreement to the Company in exchange for the delivery to Cendant by the Company of a duly executed new agreement with the same terms as this Agreement evidencing the right to purchase the balance of the Company Shares.

8. Restrictions on Certain Actions. Until the termination of the Option pursuant to Section 2, the Company shall not (a) amend the Rights Agreement or adopt any shareholder rights plan or any amendment thereto in any manner which would cause Cendant to become an "Acquiring Person" under such Rights Agreement or shareholder rights plan solely by reason of the beneficial ownership by Cendant or any of its affiliates of the Company Shares subject to the Option or by ownership by Cendant or any of its affiliates of any Company Shares acquired pursuant to the Option; or (b) take any action, or rescind any prior action, in any manner which would cause the Merger or any other transaction contemplated by the Merger Agreement to become subject to Section 203 of the DGCL solely by reason of the beneficial ownership by Cendant or any of its affiliates of the Company Shares subject to the Option or by ownership by Cendant or any of its affiliates of any Company Shares acquired pursuant to the Option.


9.       Registration Rights.

         (a) Demand. The Company shall, if requested in writing (a "Registration Notice") by Cendant at any time and from time to time within two years of the exercise of the Option (the "Registration Period"), as expeditiously as possible, prepare and file registration statements under the Securities Act if such registration is necessary in order to permit the sale or other disposition of any or all shares of Company Common Stock or other securities that have been acquired by or are issuable to Cendant upon exercise of the Option ("Registrable Securities"); provided, however, that Cendant shall be entitled to no more than an aggregate of two effective registration statements hereunder. Any such Registration Notice must relate to a number of Registrable Securities equal to at least twenty percent (20%) of the Company Shares, unless the remaining number of Registrable Securities is less than such amount, in which case Cendant shall be entitled to exercise its rights hereunder but only for all of the remaining Registrable Securities (a "Permitted Offering"). Cendant's rights hereunder shall terminate at such time as Cendant shall be entitled to sell all of the remaining Registrable Securities pursuant to Rule 144(k) under the Act. The Company (and/or any person designated by the Company) shall upon receipt of the Registration Notice relating to a proposed sale by Cendant of Registrable Securities in an underwritten registration (subject to revocation of such Registration Notice) have the option exercisable by written notice delivered to Cendant within 20 Business Days after the receipt of the Registration Notice, irrevocably to agree to purchase all or any part of the Registrable Securities proposed to be so sold for cash at a price (the "Option Price") equal to the product of
(i) the number of Registrable Securities to be so purchased by the Company and (ii) the average of the daily closing sales price for such shares reported on the NYSE Composite Tape for the 10 consecutive Trading Days ending on (and including) the Trading Date immediately preceding the date such notice was delivered by the Company to Cendant. Any such purchase of Registrable Securities by the Company (or its designee) hereunder shall take place at a closing to be held at the principal executive offices of the Company or at the offices of its counsel at any reasonable date and time designated by the Company and/or such designee in such notice within 20 Business Days after delivery of such notice. Any payment for the shares to be purchased shall be made by delivery at the time of such closing of the Option Price in immediately available funds. If the Company does not elect to exercise its option pursuant to this Section 9 with respect to all Registrable Securities, the Company shall use its reasonable best efforts to qualify such shares of Company Common Stock or other securities not purchased under any applicable state securities laws; provided, however, that the Company shall not be required to qualify to do business, consent to general service of process or submit to taxation in any jurisdiction by reason of this provision. If the managing underwriters of such offering advise the Company in writing that in their opinion the number of shares of the Company Common Stock requested to be included in such registration or qualification exceeds the number that could reasonably be expected to be sold by Cendant or other Holders (as defined in the Existing Registration Rights Agreement), as the case may be, in such offering, the Company shall, subject to the rights of any Holders party to the Existing Registration Rights Agreement, include the shares of Company Common Stock requested to be included therein by Cendant and such other Holders pro rata (based on the number of shares of Company Common Stock requested to be included therein). The Company shall use reasonable efforts to cause each such registration statement to become effective, to obtain all consents or waivers of other parties which are required therefor, and to keep such registration statement or prospectus effective for such period not in excess of 120 calendar days from the day such registration statement first becomes effective as may be reasonably necessary to effect such sale or other disposition. The obligations of the Company hereunder to file a registration statement or prospectus and to maintain its effectiveness may be suspended for up to 90 calendar days in the aggregate during any 12-month period if the Company shall have determined, in its reasonable judgment and upon the advice of outside counsel, that the filing of such registration statement or prospectus or the maintenance of its effectiveness would require premature disclosure of nonpublic information that would materially and adversely affect the Company or otherwise interfere with or adversely affect any pending or proposed offering of securities of the Company or any other material transaction involving the Company, or the Company would be required under the Securities Act to include audited financial statements for any period in such registration statement or prospectus and such financial statements are not yet available for inclusion in such registration statement or prospectus. Subject to applicable law, the expenses associated with the preparation and filing of any registration statement or prospectus prepared and filed under this Section 9, and any sale covered thereby, including the reasonable fees and expenses of one law firm to act as Cendant's counsel ("Registration Expenses"), shall be paid by the Company, except for underwriting discounts or commissions and brokers' fees. In connection with any registration statement or prospectus prepared pursuant to this Section 11, Cendant shall furnish, or cause any holder of the Option or Company Shares (a "Holder") to furnish, the Company with such information concerning itself and the proposed sale or distribution as shall reasonably be required in order to ensure compliance with the requirements of the Securities Act and to provide representations and warranties customary for selling stockholders who are unaffiliated with the Company. In addition, Cendant shall, and Cendant shall cause each Holder to contractually agree to, indemnify and hold the Company, its underwriters and each of their respective affiliates harmless against any and all losses, claims, damages, liabilities and expenses (including, without limitation, investigation expenses and fees and disbursements of counsel and accountants), joint or several, to which the Company, its underwriters and each of their respective affiliates may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) arise out of or are based solely upon an untrue statement or alleged untrue statement of a material fact contained in written information furnished by Cendant or any Holder to the Company expressly for use in such registration statement. Except for losses, claims, damages, liabilities or expenses (or actions in respect thereof) arising out of or based solely upon an untrue statement or alleged untrue statement of a material fact contained in written information furnished by Cendant and any Holder to the Company expressly for use in any registration statement, the Company shall indemnify and hold Cendant and each Holder and each of its respective affiliates harmless against any and all losses, claims, damages, liabilities and expenses (including, without limitation, investigation expenses and fees and disbursement of counsel and accountants), joint or several, to which Cendant and each Holder and each of its respective affiliates may become subject under the Securities Act or otherwise.

         (b) Piggyback. If, during the Registration Period, the Company effects a registration under the Securities Act of the Company Common Stock for its own account or for the account of any other stockholders of the Company pursuant to a firm commitment underwriting (other than on Form S-4 or Form S-8, or any successor form), it shall use reasonable best efforts to allow Cendant the right to participate in such registration or qualification as long as Cendant participates in such underwriting on terms reasonably satisfactory to the managing underwriters of such offering, and such participation shall not affect the obligation of the Company to effect demand registration statements for Cendant under Section 9(a); provided, that, if the managing underwriters of such offering advise the Company in writing that in their opinion the number of shares of the Company Common Stock requested to be included in such registration or qualification exceeds the number that could reasonably be expected to be sold by the Company or other stockholders, as the case may be, in such offering, the Company shall, after fully including therein all shares of Company Common Stock to be sold by the Company or other stockholders, as the case may be, include the shares of Company Common Stock requested to be included therein by Cendant pro rata (based on the number of shares of Company Common Stock requested to be included therein) with the shares of Company Common Stock requested to be included therein by persons other than the Company and persons on whose behalf the registration statement was proposed to be filed, including any person to whom the Company owes a contractual obligation.

         (c) In connection with any registration or qualification pursuant to this Section 9, the Company and Cendant shall provide each other and any underwriter of the offering with customary representations, warranties, covenants, indemnification, and contribution in connection with such registration or qualification. The Company shall provide to any underwriters such documentation (including certificates, opinions of counsel and "comfort" letters from auditors) as are customary in connection with underwritten public offerings as such underwriters may reasonably require.

         (d) If the Company's securities of the same type as the Company Common Stock beneficially owned by Cendant are then authorized for quotation or trading or listing on The New York Stock Exchange (the "NYSE") or any other securities exchange or automated quotations system, the Company, upon the request of Cendant, shall promptly file an application, if required, to authorize for quotation, trading or listing such shares of the Company Common Stock on such exchange or system and shall use its reasonable efforts to obtain approval, if required, of such quotation, trading or listing as soon as practicable.

         (e) Cendant shall not effect any public sale or distribution (including sales pursuant to Rule 144) of equity securities of the Company, or any securities convertible into or exchangeable or exercisable for such securities, during the seven days prior to, and the 90-day period beginning on, the effective date of any underwritten registration statement relating to shares of the Company's Common Stock (except to the extent such securities are included in such underwritten registration), unless the underwriters managing the registered public offering otherwise agree.

         (f) Notwithstanding anything herein to the contrary, to the extent there is a conflict between the provisions of this Section 9 and the provisions of the Existing Registration Rights Agreement, the provisions of the Existing Registration Rights Agreement shall control.

10.      Adjustment Upon Changes in Capitalization.

         (a) In the event of any change in the Company Common Stock by reason of stock dividends, split-ups, mergers, recapitalizations, combinations, exchange of shares or the like, the type and number of shares or securities subject to the Option, and the Exercise Price, shall be adjusted appropriately, and proper provision shall be made in the agreements governing such transaction so that Cendant shall receive, upon exercise of the Option, the number and class of shares or other securities or property that Cendant would have received in respect of the Company Common Stock if the Option had been exercised immediately prior to such event or the record date therefor, as applicable. In the event that any additional shares of Company Common Stock otherwise become outstanding after the date of this Agreement (other than pursuant hereto), the number of shares of Company Common Stock subject to the Option shall be increased to equal 19.5% of the number of shares of Company Common Stock then issued and outstanding.

         (b) In the event that the Company shall enter into an agreement: (i) to consolidate with or merge into any person, other than Cendant, Merger Sub or another direct or indirect wholly-owned subsidiary of Cendant, and shall not be the continuing or surviving corporation of such consolidation or merger; (ii) to permit any person, other than Cendant, Merger Sub or another direct or indirect wholly-owned subsidiary of Cendant, to merge into the Company and the Company shall be the continuing or surviving corporation, but, in connection with such merger, the then-outstanding shares of Company Common Stock shall be changed into or exchanged for stock or other securities of the Company or any other person or cash or any other property or the outstanding shares of Company Common Stock immediately prior to such merger shall after such merger represent less than 50% of the outstanding shares and share equivalents of the surviving corporation; or (iii) to sell or otherwise transfer all or substantially all of its assets to any person, other than Cendant, Merger Sub or another direct or indirect wholly-owned subsidiary of Cendant, then, and in each such case, the Company shall immediately so notify Cendant, and the agreement governing such transaction shall make proper provisions so that, upon the consummation of any such transaction and upon the terms and conditions set forth herein, Cendant shall, upon exercise of the Option, receive for each Company Share with respect to which the Option has not been exercised an amount of consideration in the form of and equal to the per share amount of consideration that would be received by the holder of one share of Company Common Stock less the Exercise Price (and, in the event of an election or similar arrangement with respect to the type of consideration to be received by the holders of Company Common Stock, subject to the foregoing, proper provision shall be made so that the holder of the Option would have the same election or similar rights as would the holder of the number of shares of Company Common Stock for which the Option is then exercisable).

11.      Profit Limitation.

         (a) Notwithstanding any other provision of this Agreement, in no event shall the Total Payment (as hereinafter defined) received by Cendant and its affiliates exceed $100 million and, if it otherwise would exceed such amount, Cendant, at its sole election, shall either (i) reduce the number of shares of Company Common Stock subject to the Option, (ii) deliver to the Company for cancellation Company Shares previously purchased by Cendant (valued, for the purposes of this Section 11(a) at the average of the closing sales prices of the Company Common Stock reported on the NYSE Composite Tape for the 20 consecutive Trading Days ending on (and including) the Trading Day immediately preceding the day on which the Total Payment exceeds $100 million), (iii) pay cash to the Company, or (iv) any combination thereof, so that the actually realized Total Payment shall not exceed $100 million after taking into account the foregoing actions.

         (b) As used herein, the term "Total Payment" shall mean the sum (before taxes) of the following: (i) any amount received by Cendant pursuant to Section 7 hereof, (ii) (x) the net (I) cash amounts received or (II) the fair market value of securities received by Cendant pursuant to the sale, disposition, conversion or exchange (including any sale, disposition, conversion or exchange in connection with any Third Party Acquisition) of Company Shares (or any securities into which the Company Shares shall be converted or exchanged) to any unaffiliated party within twelve months following exercise of the Option, less (y) the aggregate Exercise Price for such shares, (iii) any amounts received by Cendant upon transfer of the Option (or any portion thereof) to any unaffiliated party, and (iv) the amount, if any, of the Fee actually received by Cendant pursuant to Section 7.6(a) of the Merger Agreement.


         (c) Notwithstanding any other provision of this Agreement and subject to Section 11(a) and Section 11(b) hereof, nothing in this Agreement shall affect the ability of Cendant to receive, or the Company's obligation to pay, the Fee and the Parent Expenses pursuant to Section 7.6 of the Merger Agreement.


12. Restrictive Legends. Each certificate representing shares of Company Common Stock issued to Cendant pursuant to the Option shall include a legend in substantially the following form:


                  "THE TRANSFER OF THE SHARES REPRESENTED BY THIS CERTIFICATE IS SUBJECT TO CERTAIN PROVISIONS OF AN AGREEMENT BETWEEN THE REGISTERED HOLDER HEREOF AND THE COMPANY AND TO RESALE RESTRICTIONS ARISING UNDER THE SECURITIES ACT OF 1933, AS AMENDED. A COPY OF SUCH AGREEMENT IS ON FILE AT THE PRINCIPAL OFFICE OF THE COMPANY AND SHALL BE PROVIDED TO THE HOLDER HEREOF WITHOUT CHARGE UPON RECEIPT BY THE COMPANY OF A WRITTEN REQUEST THEREFOR."

The Company shall, upon written request of the holder thereof, issue such holder a new certificate evidencing such Company Shares without such legend in the event (i) the sale of such Company Shares has been registered pursuant to the Securities Act, or (ii) such holder shall have delivered to the Company an opinion of counsel to the effect that subsequent transfers of such Company Shares may be effected without registration under the Securities Act.

13. NYSE Listing and Antitrust Filings. The Company, upon request of Cendant, shall as promptly as practicable file an application to list Company Shares to be acquired upon exercise of the Option for listing on the NYSE and shall use its reasonable efforts to obtain approval for such listing as promptly as practicable. Promptly after the date hereof, each of the parties hereto shall file all required pre-merger notification and report forms and other documents and exhibits required to be filed under the HSR Act and any foreign competition laws to permit the acquisition of the Company Shares subject to the Option at the earliest practicable date.


14. Binding Effect; No Assignment. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. Except as expressly provided for in this Agreement and except for any assignment by Cendant, in whole or in part, to a wholly owned, direct or indirect, subsidiary of Cendant (provided that any such subsidiary agrees in writing to be bound by and liable for all of the terms, conditions and provisions contained herein that would otherwise be applicable to Cendant and provided further that Cendant shall remain liable for all of its duties and obligations hereunder in the event such subsidiary shall fail to perform hereunder), neither this Agreement nor the rights or the obligations of either party hereto are assignable in whole or in part (whether by operation of law or otherwise), without the written consent of the other party and any attempt to do so in contravention of this Section 14 shall be void. Nothing contained in this Agreement, express or implied, is intended to confer upon any person other than the parties hereto and their respective permitted assigns any rights or remedies of any nature whatsoever by reason of this Agreement.


15. Specific Performance. The parties recognize and agree that if for any reason any of the provisions of this Agreement are not performed in accordance with their specific terms or are otherwise breached, immediate and irreparable harm or injury would be caused for which money damages would not be an adequate remedy. Accordingly, each party agrees that, in addition to other remedies, the other party shall be entitled to an injunction or injunctions restraining any violation or threatened violation of the provisions of this Agreement and to enforce specifically the terms and provisions hereof in the Delaware Courts (as hereinafter defined). In the event that any action should be brought in equity to enforce the provisions of this Agreement, neither party shall allege, and each party hereby waives the defense that there is adequate remedy at law.


16. Entire Agreement. This Agreement and the Merger Agreement (including the Exhibits and Schedules thereto) constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all other prior discussions, representations and warranties, agreements and understandings, both written and oral, among the parties or any of them with respect to the subject matter hereof.


17. Further Assurances. Subject to the terms and conditions hereof, if Cendant exercises the Option, or any portion thereof, in accordance with the terms of this Agreement, each party shall execute and deliver all such further documents and instruments and take all such further action including obtaining necessary regulatory approvals and making necessary filings (including, without limitation, filings under the HSR Act and any Regulatory Laws, the Securities Act and filings with the NYSE) as may be necessary in order to consummate the transactions expressly contemplated hereby (including the issuance, registration and listing of the Company Shares).

18. Interpretation. When a reference is made in this Agreement to Sections, such reference shall be to a Section of this Agreement unless otherwise indicated. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation." The words "hereof," "herein" and "herewith" and words of similar import shall, unless otherwise stated, be construed to refer to this Agreement as a whole and not to any particular provision of this Agreement. All terms defined in this Agreement shall have the defined meaning contained herein when used in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the gender and neuter genders of such term. Any agreement or instrument defined or referred to herein or in any agreement or instrument that is referred to herein means such agreement or instrument as from time to time amended, modified or supplemented and attachments thereto and instruments incorporated therein. References to a person are also to its successors and permitted assigns. The parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement. Any reference to any federal, state, local or foreign statute or law shall be deemed to also to refer to any amendments thereto and all rules and regulations promulgated thereunder, unless the context requires otherwise.

19. Severability. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of the other provisions of this Agreement, which shall remain in full force and effect. In the event any court or other competent authority holds any provision of this Agreement to be null, void or unenforceable, under any present or future law, public policy or order, and if the rights or obligations of any party hereto under this Agreement or the Merger Agreement, and the economic or legal substance of the transactions contemplated hereby and thereby, shall not be materially and adversely affected thereby, (i) such provision shall be fully severable and (ii) this Agreement shall be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part hereof. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith the execution and delivery of an amendment to this Agreement in order to the maximum extent possible to effectuate, to the extent permitted by law, the intent of the parties hereto with respect to such provision. Each party agrees that, should any court or other competent authority hold any provision of this Agreement or part hereof to be null, void or unenforceable, or order any party to take any action inconsistent herewith, or not take any action required herein, the other party shall not be entitled to specific performance of such provision or part hereof or to any other remedy, including but not limited to money damages, for breach hereof or of any other provision of this Agreement or part hereof as the result of such holding or order.


20. Notices. Any notice, request, claim, demand or communication required or permitted hereunder shall be in writing and either delivered personally, telegraphed or telecopied or sent by certified or registered mail, postage prepaid, and shall be deemed to be given, dated and received (a) on the date of delivery if delivered personally, including by courier, (b) upon receipt if delivered by registered or certified mail, return receipt requested, postage prepaid or (c) upon receipt if sent by facsimile transmission, provided that any notice received by telecopy or otherwise at the addressee's location on any Business Day after 5:00 p.m. (addressee's local time) shall be deemed to have been received at 9:00 a.m. (addressee's local time) on the next Business Day. Any party to this Agreement may notify any other party of any changes to the address or any of the other details specified in this paragraph, provided that such notification shall only be effective on the date specified in such notice or five Business Days after the notice is given, whichever is later. Rejection or other refusal to accept or the inability to deliver because of changed address of which no notice was given shall be deemed to be receipt of the notice as of the date of such rejection, refusal or inability to deliver. All notices hereunder shall be delivered to the parties to the addresses or facsimile numbers set forth below, or pursuant to such other instructions as may be designated in writing by the party to receive such notice:


         If to the Company, to:

         Galileo International, Inc.
         9700 West Higgins Road, Suite 400
         Rosemont, Illinois  60018
         Facsimile No.:  (847) 518-4918
         Attention:  General Counsel

         with a copy to (which shall not constitute notice):

         Jones, Day, Reavis & Pogue
         77 West Wacker Drive
         Chicago, Illinois  60601
         Facsimile No.:  (312) 782-8585
         Attention:  Elizabeth C. Kitslaar, Esq.

         If to Cendant, to:

         Cendant Corporation
         9 West 57th Street
         New York, New York  10019
         Facsimile No.:  (212) 413-1922
         Attention:  General Counsel

         with a copy to (which shall not constitute notice):

         Skadden, Arps, Slate, Meagher & Flom LLP
         One Rodney Square
         Wilmington, Delaware  19801
         Facsimile No.:  (302) 651-3001
         Attention:   Patricia Moran, Esq.

21. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware applicable to contracts executed and to be performed fully within such State, without giving effect to the principles of conflicts or choice of law thereof or any other jurisdiction.

22. Headings. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

23. Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties. A facsimile copy of a signature page shall be deemed to be an original signature page.

24. Expenses. Except as otherwise expressly provided herein or in the Merger Agreement, all costs and expenses incurred by a party in connection with the transactions contemplated by this Agreement, including fees and expenses of its own financial consultants, investment bankers, accountants and counsel, shall be paid by the party incurring such expenses.

25. Amendments; Waiver. This Agreement may be amended by the parties hereto and the terms and conditions hereof may be waived only by an instrument in writing signed on behalf of each of the parties hereto, or, in the case of a waiver, by an instrument in writing signed on behalf of the party waiving compliance.

26. Consent to Jurisdiction. Each of the parties hereto irrevocably agrees that any action, suit, claim or other legal proceeding with respect to this Agreement or in respect of the transactions contemplated hereby brought by any other party hereto or its successors or assigns shall be brought and determined in any state or federal court located in the State of Delaware or any appeals courts thereof (the "Delaware Courts"), and each of the parties hereto irrevocably submits with regard to any such proceeding for itself and in respect to its property, generally and unconditionally, to the exclusive jurisdiction of the Delaware Courts. Each of the parties hereto irrevocably waives, and agrees not to assert, by way of motion, as a defense, counterclaim or otherwise, in any action or proceeding with respect to this Agreement, (a) any claim that it is not personally subject to the jurisdiction of the Delaware Courts for any reason, (b) that it or its property is exempt or immune from jurisdiction of any Delaware Court or from any legal process commenced in any Delaware Court (whether through service of notice, attachment before judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) and (c) to the fullest extent permitted by applicable law, that (i) the proceeding in any Delaware Court is brought in an inconvenient forum, (ii) the venue of such proceeding is improper or
         (iii) this Agreement, or the subject matter hereof, may not be enforced in or by a Delaware Court. Notwithstanding the foregoing, each of the parties hereto agrees that the other party shall have the right to bring any action or proceeding for enforcement of a judgment entered by the Delaware Courts in any other court or jurisdiction.

27. Remedies Cumulative. Except as otherwise herein provided, the rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by applicable law.

28.      Limitations on Warranties.

         (a) Except for the representations and warranties contained in this Agreement and the Merger Agreement, the Company makes no other express or implied representation or warranty to Cendant. Cendant acknowledges that, in entering into this Agreement, it has not relied on any representations or warranties of the Company or any other person other than the representations and warranties of the Company set forth in this Agreement or the Merger Agreement.

         (b) Except for the representations and warranties contained in this Agreement and the Merger Agreement, Cendant makes no other express or implied representation or warranty to the Company. The Company acknowledges that, in entering into this Agreement, it has not relied on any representations or warranties of Cendant or any other person other than the representations and warranties of Cendant set forth in this Agreement and the Merger Agreement.

29. Date for Any Action. In the event that any date on which any action is required to be taken hereunder by any of the parties hereto is not a Business Day, such action shall be required to be taken on the next succeeding day which is a Business Day.


         IN WITNESS WHEREOF, the parties hereto have caused this Stock Option Agreement to be executed by their respective duly authorized officers as of the date first above written.



                                             GALILEO INTERNATIONAL, INC.


                                             By:/s/ James E. Barlett
                                                --------------------------
                                             Name:  James E. Barlett
                                             Title: Chairman, President and
                                                    Chief Executive Officer





                                             CENDANT CORPORATION


                                             By:/s/ Eric J. Bock
                                                --------------------------
                                             Name:  Eric J. Bock
                                             Title: Senior Vice President, Law
                                                    and Corporate Secretary